Exhibit 14(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Pilgrim Mutual Funds on Form N-14 ("Registration Statement") of our report dated December 6, 1999 relating to the financial statements and financial highlights of Pilgrim Emerging Markets Value Fund which appear in the October 31, 1999 Annual Report to shareholders of Pilgrim Mayflower Trust which is also incorporated by reference into the Registration Statement.



/s/ PricewaterhouseCoopers LLP


New York, New York
December 4, 2000